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                Exhibit 99.1- Press Release dated April 3, 2003.

                  BRIGHTPOINT ADDRESSES RECENT TRADING ACTIVITY

Indianapolis, Indiana - April 3, 2003 - Brightpoint, Inc.'s (NASDAQ:CELL) long-standing policy is to generally not comment on rumors that exist in the marketplace. However, the Company has received a number of inquiries concerning the Company's intention to pursue a secondary offering or placement of its securities. The Company hereby confirms that it currently has no intentions to pursue a secondary offering or placement of its securities.

Brightpoint is one of the world's largest distributors of mobile phones. Brightpoint supports the global wireless telecommunications and data industry, providing quickly deployed, flexible and cost effective third party solutions. Brightpoint's innovative services include distribution, channel management, fulfillment, eBusiness solutions and other outsourced services that integrate seamlessly with its customers. Additional information about Brightpoint can be found on its website at www.brightpoint.com or by calling its toll-free Information and Investor Relations line at 877-IIR-CELL (877-447-2355).

Certain information in this press release may contain forward-looking statements regarding future events or the future performance of Brightpoint. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files, from time to time, with the Securities and Exchange Commission; specifically, Brightpoint's most recent Form 10-K and the cautionary statements contained in Exhibits 99.1 thereto. These documents contain and identify important risk factors that could cause the actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Brightpoint undertakes no obligation to update any forward-looking statements contained in this press release.


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Contact:
     Brightpoint, Inc., Indianapolis, Indiana
     Frank Terence, (317) 707-2355